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                                                                    Exhibit 99.3

        INVESTORS FINANCIAL SERVICES CORP. COMPLETES PRIVATE PLACEMENT

Contact:    Karen C. Keenan
            (617) 330-6001
            kckeenan@ibtco.com

BOSTON, MA, March 26, 1999 - Investors Financial Services Corp. (Nasdaq: IFIN) today announced that it completed the sale of 900,000 shares of its Common Stock, at a price of $29.00 per share, in a private placement to one investor. The Company has agreed to file a registration statement for the resale of all 900,000 shares within thirty days.

      Investors Financial Services Corp. provides asset administration services for the financial services industry through its wholly-owned subsidiaries, Investors Bank & Trust Company(R) and Investors Capital Services, Inc. The Company provides global custody, multicurrency accounting, institutional transfer agency, performance measurement, foreign exchange, securities lending, mutual fund administration and investment advisory services to financial asset managers, including mutual fund complexes, investment advisors, banks and insurance companies. Visit Investors Financial on the web at http://www.ibtco.com.